EXHIBIT 99.1

Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended June 30, 2014

EXECUTIVE SUMMARY

In the second quarter 2014, Jones Lang LaSalle Income Property Trust:

- Paid net of fee quarterly dividend distributions of $0.09804 on Class M shares and $0.08455 on Class A shares[1];
- Maintained portfolio occupancy of 97%;
- Acquired two properties for approximately $85.6 million;
- Realized 0.8% share appreciation resulting from net increases in underlying property values; and
- Achieved net Q2 returns of 1.74% on M shares and 1.61% on A shares.

Returns Summary[2]

	Class M[2]	Class A[2]
Q2 Return (Gross)	1.85%	1.85%
Q2 Return (Net)	1.74%	1.61%
2014 YTD Return (Gross)[3]	3.65%	3.65%
2014 YTD Return (Net)[3]	3.39%	3.15%
Since Inception Return (Gross)[4]	6.17%	6.06%
Since Inception Return (Net)[4]	5.70%	5.15%

Dividend Summary

Q2 Dividend per Share (Net)	$0.09804	$0.08455
YTD Dividend per Share (Net)	$0.19423	$0.16915

NAV

NAV per Share[5] (on 6/30/14)	$10.34	$10.32

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. All returns shown in the table are net of Company expenses, advisory fees and share class specific fees.

[3] Year to Date Return for each share class is calculated by adding share price changes with cumulative dividends for that year and dividing the result by the January 1 price.

[4] Since Inception Return is annualized using a geometric linking of monthly returns since October 1, 2012.

[5] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[6]	$898 million
Net Asset Value (NAV)	$478 million
Company Leverage Ratio	47%
Number of Properties	29
Total Square Feet & Units	4.9 million Sq. Ft. & 2,015 units
Geographic Diversification	10 States and Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[7]	8.0 years
Investment Strategy	Diversified - Core
Inception Date[8]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Investment	$10,000

[6] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[7] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[8] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 6/30/2014

For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

1

Acquisition Activity In June, we acquired Rancho Temecula Town Center, a 165,000 square foot retail property located in Temecula, CA, for approximately $60 million. The grocery-anchored neighborhood shopping center is 93% leased with 4 strong anchor tenants. The acquisition was financed with a 12- year fixed rate mortgage loan in the amount of $28 million, which is interest only at a fixed rate of 4.02%. The loan to value on this acquisition was 50%. Also in June, we acquired Charlotte Distribution Center, a 346,000 square foot industrial building located in Charlotte, NC, for approximately $26 million using cash on hand. The warehouse is 100% leased to Michelin North America for 14 years with 2.25% annual rent increases. Leasing Activity In keeping with our core mandate to retain tenancies on a long-term basis, during the quarter we executed a lease extension with the sole tenant of Norfleet Distribution Center, a 702,000 square foot industrial building located in Kansas City, MO. The new lease is for a period of 12 years, extending the lease maturity date from 2017 to 2027. The new lease provides for current market rental rates and 1.5% annual rent increases. As a result of strong leasing activity and new acquisitions in the second quarter, we increased our weighted average lease term across the portfolio from 6.1 years to 8 years in the last quarter. Financing Activity During the quarter we closed on an $8.6 million financing secured by Grand Prairie Distribution Center, the industrial property we acquired in January, located in Dallas, TX. The loan is for five years and is at 50% of the purchase price. We entered into an interest rate swap which fixed the interest rate at 3.58%. Using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining the 30-50% Company leverage ratio range during 2014, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. At quarter end our Company leverage ratio was 47%. The weighted average interest rate on our outstanding loans decreased by 10 basis points to 4.27% during the first half of the year. 2 Quarterly Report | June 30, 2014 Distributions On February 7th, May 2nd, and August 4th 2014 we paid gross dividends of $0.11 per share related to the fourth quarter of 2013 and the first and second quarters of 2014. These gross dividends were paid out to stockholders, but were reduced by share class specific fees. On August 5th, our board of directors declared a 9.1% increase in the gross dividend rate for the third quarter, increasing the gross quarterly payout to $0.12 per share to stockholders of record as of September 29th to be paid on November 7, 2014. Again, this gross dividend will be reduced by share class specific fees for all stockholders. Share Value The NAV per share for our Class M and A shares as of June 30th was $10.34 and $10.32, respectively. The NAV of each share class increased this quarter as increasing property valuations have had a positive impact of approximately $0.15 per share for the year. The NAV increases are the result of our regular accrual of portfolio income and increased property valuations. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that dividend payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and dividend distributions for the rolling four quarters ending June 30, 2014, generated a net total return of 5.99% and 5.30% for Class M and A shares respectively. The total return was comprised of a cash return of 3.73% and 3.25% and an appreciation return of 2.17% and 1.98% for Class M and A shares respectively. PORTFOLIO UPDATE We had a very active second quarter as we closed on two new acquisitions and executed a long-term lease extension with a major industrial tenant. COMPANY UPDATE For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

Quarterly Report | June 30, 2014

Jones Lang LaSalle
Income Property Trust™

Occupancy

We feel positive about the occupancy of the portfolio, which is near or better than national averages across all segments. Looking at each property type, our apartment occupancy decreased 2% to 93% this quarter, but was in-line with last year, while our industrial and office occupancies remained unchanged for the quarter at 100% and 97% respectively. Office occupancy was up 15% from last year as a result of strong leasing activity at Monument IV at Worldgate and 111 Sutter Street and the sale of 13 of the 15 properties in the Dignity Health Office Portfolio. Our retail occupancy decreased 1% to 93% for the quarter, yet remains in line with last year.

PORTFOLIO DIVERSIFICATION (BY VALUATION)

By Property Type


23% Apartment
22% Industrial
22% Retail
30% Office
3% Other

By Geographic Region


12% Midwest
28% West
39% South
4% International
17% East

Outlook

Overall, we are extremely pleased with our year to date accomplishments. We have closed on five new acquisitions and five new financings, all at accretive leveraged yields. For the upcoming third quarter, we increased our gross dividend from 11 cents per share to 12 cents per share. The gross dividend, which will be paid in November, will provide an annualized dividend to our stockholders of 48 cents per share before the deduction of share class specific fees. We have seen strong inflows since the public offering of our shares began in the fall of 2012. Financial Advisors and Portfolio Managers are looking for increased diversification and alternative sources of income for their client portfolios and core real estate is well positioned to provide both. We are very appreciative of the ongoing support and interest we have received for our offering. As we grow our portfolio of diversified core properties, we remain committed to actively managing our real-estate assets to provide attractive income returns to our stockholders.

Our target acquisitions remain well located, well leased industrial properties, grocery-anchored community oriented retail properties and apartments that may provide growth to our portfolio. We will also focus on increasing our exposure to eastern and western U.S. major markets to further our geographic diversification within the portfolio. We are very pleased with our accomplishments in the first half of the year and are confident that we can continue to add value to our portfolio and generate moderate appreciation over time for our stockholders.

CONTACT

We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

Fees and Share Class Information

As of June 1, 2014 we lowered the applicable Dealer Manager fee for Class M shares by 25 basis points. This fee was reduced to .30% from .55% of NAV annually. We also began offering via private placement two new share classes eligible for investors who initially invest a minimum of $1 million. Both of these share classes also have reduced fees. Please consult your financial advisor or portfolio manager and the offering's private placement memorandum for more information on the availability of these two new share classes.

LaSalle Investment Management™
Real estate experience. Investment expertise.

JLL

For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

3

4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2014 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.